Exhibit 99.1

Startek Names Rajiv Ahuja as Global Chief Operating Officer

GREENWOOD VILLAGE, Colorado – July 23, 2019 – Startek, Inc. (NYSE: SRT), a global provider of customer experience management solutions, appointed Rajiv Ahuja as the company’s new Global Chief Operating Officer (COO). Effective immediately, Rajiv will assume responsibility for global operations and customer success at Startek.

“These organizational changes are the next step in the evolution of our company,” said Lance Rosenzweig, Global CEO of Startek. “To be the premier partner for customer experience solutions, Startek is continuing to invest in our global leadership team. Rajiv will help Startek deliver best-in-class performance with a client-centric focus, and continue to instill a purpose-driven, tech-enabled, and collaborative culture.”

Rajiv is a multi-faceted leader with decades of experience in the customer experience industry and has a proven track record of taking customer-centric organizations to the next level. He previously served as the SVP & Country Manager India, China, Malaysia and Japan at Convergys. Prior to Convergys, Rajiv was associated with Aegis for 12 years in various leadership roles, most recently as President, ASEAN & ANZ. Earlier, Rajiv headed AOL’s captive center in Bangalore, headed Dell's US Consumer Care Division in India and served as the India COO of VCustomer.

“Startek’s strategy has never been more compelling, with a culture focused on being passionate about our client’s brands and delivering exceptional customer experiences,” said Rajiv Ahuja, Startek’s Global COO. “I am incredibly energized to help lead the company to its next phase of growth, innovation, and operational excellence.”

Rajiv earned an Honors Degree in Commerce from St. Xavier's College in Kolkata and a certificate in International Management from Stanford University and National University of Singapore.

As part of this announcement, both Pete Martino, COO of the Americas and Philippines, and Sandeep Gulati, COO of APAC and South Africa, will be leaving the company to pursue other interests. Both Pete and Sandeep provided significant contributions Startek and Aegis, and we wish them all the best in their future endeavors.

About Startek

Startek is a leading global provider of business process outsourcing solutions. The company provides customer experience management, back office and technology services to corporations around the world across a range of industries. Operating under the Startek and Aegis brands, the company has more than 45,000 outsourcing experts across 54 delivery campuses worldwide that are committed to enhancing the customer experience for clients. Services include omnichannel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-KT for the fiscal year ended December 31, 2018, as filed with the SEC on March 14, 2019, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the Securities and Exchange Commission, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations:

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations
949-574-3860

investor@startek.com